CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in Pre-Effective Amendment No. 5 to the registration statement on Form N-1A of Light Revolution Fund, Inc. of our report dated May 12, 1999 on our audit of the financial statements of Light Revolution Fund (constituting the Light Revolution Fund, Inc.) as of April 29, 1999 and for the period from October 21, 1997 (inception) through April 29, 1999. We also consent to the references to our firm in the Prospectus and Statement of Additional Information.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 13, 1999